                                  SCHEDULE 14A

                                (RULE 14A - 101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:

[ ]  Preliminary proxy statement.
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[X]  Definitive proxy statement.
[ ]  Definitive additional materials.
[ ]  Soliciting material under Rule 14a-12.

                                EQUITY INNS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

         5) Total fee paid:

         -----------------------------------------------------------------------

         [ ]      Fee paid previously with preliminary materials.
         [ ]      Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                  1)  Amount Previously Paid:

                  --------------------------------------------------------------
                  2)  Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------
                  3)  Filing Party:

                  --------------------------------------------------------------
                  4)  Date Filed:

                  --------------------------------------------------------------

                                EQUITY INNS, INC.

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 11, 2000

                            ------------------------


         We cordially invite you to attend our annual meeting of shareholders to be held at the Homewood Suites Hotel, 7855 Wolf River Parkway, Germantown, Tennessee, on Thursday, May 11, 2000 at 10:00 a.m., Central Time. At this meeting, you and our other shareholders will be able to vote on the following proposal, together with any other business that may properly come before the meeting:

         1. Elect one Class II director to serve on our Board of Directors until our annual meeting of shareholders in 2002, or until his successor has been duly elected and qualified, and two Class III directors to serve on our Board of Directors until our annual meeting of shareholders in 2003, or until their successors have been duly elected and qualified; and

         2. Transact any other business that may properly come before our annual meeting and any adjournments of our annual meeting.

         You may vote in person or by proxy. Please see the attached proxy statement for more details on how you can vote by proxy. If you cannot attend our annual meeting, we urge you to complete and return the enclosed proxy card promptly in the enclosed self-addressed, envelope so that your shares will be represented and voted at our annual meeting in accordance with your instructions. Of course, if you attend our annual meeting in person, you may withdraw your proxy and vote your shares. Only shareholders of record at the close of business on March 15, 2000 will be entitled to vote at our annual meeting or any adjournment of our annual meeting.

         As a part of this Notice of Annual Meeting, we enclose a proxy statement, which contains further information regarding our annual meeting and the proposal described above.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Donald H. Dempsey

                                          DONALD H. DEMPSEY, SECRETARY

Memphis, Tennessee
March 29, 2000

                               EQUITY INNS, INC.

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 11, 2000

                               GENERAL INFORMATION

Our Board of Directors is soliciting your proxy for use at our annual meeting of shareholders to be held at the Homewood Suites Hotel, 7855 Wolf River Parkway, Germantown, Tennessee, on Thursday, May 11, 2000 at 10:00 a.m., Central Time and at any adjournments of our annual meeting. You are invited to attend our annual meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at our annual meeting on your behalf.

The mailing address of our principal executive offices is 7700 Wolf River Boulevard, Germantown, Tennessee 38138.

This proxy statement and the accompanying proxy card and Notice of Annual Meeting are being mailed to our shareholders on or about March 29, 2000.

PURPOSES OF OUR ANNUAL MEETING

The purposes of our annual meeting are: (1) to elect three directors (one Class II director and two Class III directors) to serve on our Board; and (2) to transact any other business that may properly come before our annual meeting and any adjournments of our annual meeting. Our Board knows of no matters, other than the election of directors, to be brought before our annual meeting.

THIS PROXY SOLICITATION

There are two parts to this solicitation: the proxy card and this proxy statement. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

This proxy statement provides you with various items of information that you may find useful in determining how to vote.

Proxies are being solicited by and on behalf of our Board, and the solicitation of proxies is being made primarily by the use of the mails. We will bear the cost of preparing and mailing this proxy statement and the accompanying material, and the cost of any supplementary solicitations which may be made by mail, telephone, telegraph or personally by our officers and employees who will not be additionally compensated for their activities. We have retained Corporate Communications, Inc. to aid in the solicitation of proxies and to verify records related to the solicitation of proxies at a fee of approximately $5,000, plus reimbursement of reasonable out-of-pocket expenses.

No person is authorized to give any information or to make any representation not contained in this proxy statement and, if given or made, you should not rely upon that information or representation as having been authorized by us. This proxy statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in that jurisdiction. The delivery of this proxy statement shall not, under any circumstances, imply that there has been no change in the information set forth since the date of the proxy statement.

VOTING

RECORD DATE FOR OUR ANNUAL MEETING AND WHO IS ENTITLED TO VOTE AT OUR ANNUAL MEETING

Our Board has fixed the close of business on March 15, 2000 as the record date for the determination of our shareholders entitled to receive notice of, and to vote at, our annual meeting. You will be entitled to notice of, and to vote at, our annual meeting and any adjournments of our annual meeting, only if you are a shareholder of record at the close of business on the record date. At the close of business on March 15, 2000, we had issued and outstanding 36,666,252 shares of common stock and 2,750,000 shares of 9 1/2% Series A Cumulative Preferred Stock.

HOW TO VOTE YOUR SHARES AND HOW TO REVOKE YOUR PROXY

You may vote your shares at our annual meeting in person or if you are unable to attend our annual meeting in person or you wish to have your shares voted by proxy even if you do attend our annual meeting, you may vote by duly authorized proxy. To vote in person, you must attend the annual meeting, and obtain and submit a ballot, which will be provided at the meeting. To vote by proxy, you must complete and return the enclosed proxy card.

By completing and submitting the proxy card for our annual meeting, following the specific instructions on the card, you will direct the designated persons (known as "proxies") to vote your shares at our annual meeting in accordance with your instructions. Our Board has appointed Phillip H. McNeill, Sr. and Donald H. Dempsey to serve as the proxies for our annual meeting.

Your proxy will be valid only if you sign, date and return it before our annual meeting. If you complete all of the proxy card except the voting instructions, then the designated proxies will vote your shares for the election of the three nominees for directors. If any nominee for election to our Board is unable to serve, which is not anticipated, or if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with their best judgment.

You may revoke your proxy at any time before it is exercised at our annual meeting by any of the following means:

     - notifying our Secretary in writing that you would like to revoke your proxy;

     -    completing and submitting a later dated proxy; or

     - attending our annual meeting and voting in person. However, your attendance at our annual meeting will not, by itself, revoke a proxy; you must vote your shares at our annual meeting to revoke an earlier proxy.

If you choose either of the first two means, you must submit your notice of revocation or your new proxy to our office address listed on page 1.

In voting by proxy with respect to the election of the three nominees for directors, you may either vote in favor of one or more of the nominees or withhold your votes as to one or more of the nominees. You may not abstain with respect to the election of directors.

If you cannot attend our annual meeting, we request that you promptly vote, sign, date and return the enclosed proxy card as soon as possible. If your shares of our common stock are held in the name of a broker or other intermediary, you may vote and revoke a previously submitted vote only through, and in accordance with, procedures established by the record holder(s) or their agent(s).

REQUIRED VOTES

Voting Rights. You will be entitled to one vote for each share of our common stock that you hold. Shares of our Series A Preferred Stock do not have voting rights with respect to the election of directors. Therefore, if you hold shares of our Series A Preferred Stock, you are not entitled to vote those shares on the election of nominees for directors. Cumulative voting of shares is not permitted.

Quorum Requirements. Under Tennessee law and our charter and bylaws, a majority of votes entitled to be cast at the annual meeting, represented in person at the annual meeting or by proxy, constitutes a quorum for the consideration of the election of the three nominees for directors and for each matter that properly comes before our annual meeting.

Vote Required. A plurality of all the votes cast voting in favor of the nominee will elect each nominee for director.

Abstentions and Broker Non-Votes. No specific provisions of the Tennessee Business Corporation Act or our charter or bylaws address the issue of abstentions or broker non-votes. Abstentions will not be counted "for" or "against" proposals, but will be counted for the purpose of determining the existence of a quorum. Under applicable New York Stock Exchange rules (the exchange on which shares of our common stock are traded), brokers holding shares for beneficial owners in nominee or "street name" must vote those shares according to the specific instructions they receive from the beneficial owners. However, brokers or nominees holding shares for a beneficial owner may not receive voting instructions from beneficial owners and under the NYSE's rules may not have discretionary voting power on non-routine matters. In these cases, without the receipt of specific voting instructions from the beneficial owner, the broker may not vote on non-routine proposals. This results in what is known as a "broker non-vote." "Broker non-votes" will not be counted as votes cast but will be counted for the purpose of determining the existence of a quorum.



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

Because the election of directors is a routine matter for which specific instructions from beneficial owners are not required under the NYSE's rules, no "broker non-votes" will arise in the context of voting for the three nominees for directors.

If you do not vote your shares, your brokerage firm may either (1) vote your shares on routine matters, including this year's election of directors, or (2) leave your shares unvoted.

To ensure that your shares are voted at our annual meeting, we encourage you to provide instructions to your brokerage firm by voting your proxy.

                            THE ELECTION OF DIRECTORS

ELECTION OF NOMINEES FOR CLASS II AND CLASS III DIRECTORS

At our annual meeting, our shareholders will vote on the election of one Class II director and two Class III director. For a description of our three classes of directors, see "Our Board of Directors" beginning on page 5.

Our Board has nominated Harry S. Hays for election as a Class II director for a two-year term expiring at our annual meeting of shareholders in 2002. Our Board also has nominated each of Donald H. Dempsey and Joseph W. McLeary for election to serve as a Class III director for a three-year term expiring at our annual meeting of shareholders in 2003. You will find below a brief biography of each nominee. See "Ownership of Our Common Stock--Security Ownership of Management" on page 8 for information on their holdings of our common stock.

If any nominee becomes unavailable or unwilling to serve as a director for any reason, the persons named as proxies in the accompanying proxy card are expected to consult with our management in voting the shares represented by them and will vote in favor of any substitute nominee or nominees approved by our Board. Our Board has no reason to doubt the availability of the nominees for Class II and Class III directors, and each of the three nominees has expressed his willingness to serve as a director if elected by our shareholders at our annual meeting.

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

NOMINEE FOR ELECTION AS CLASS II DIRECTOR
(TERM EXPIRING 2002)

-------------------------------------------------------------------------------

HARRY S. HAYS, age 64    Mr. Hays served as the President and Chief Executive
                         Officer of Allen & O'Hara Inc., a national commercial real estate firm with particular expertise in the construction and development of major hotel brands including Holiday Inns, Residence Inns, Spring Hill
                         Suites and Marriott Courtyards, and Allen & O'Hara
                         Construction Co., L.L.C. from 1980 until his retirement in 1998. He joined the legal department of Allen &
                         O'Hara Inc. in 1964 and served from 1970 to 1972 as Secretary and Assistant General Counsel and from 1972 to 1980 as a Director and Vice President and General
                         Counsel. From February 1995 to February 1999, Mr. Hays was a member of the Board of Directors of The Residence
                         Inn Association and served on its Technology
                         Committee. Mr. Hays was appointed to our Board in September 1999 to fill the position created by the death of James A. Thomas, III in June 1999.
COMMITTEES:  AUDIT

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

NOMINEES FOR ELECTION AS CLASS III DIRECTORS
(TERMS EXPIRING 2003)

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DONALD H. DEMPSEY, age 55        Mr. Dempsey is our company's Executive Vice
                                 President, Secretary, Treasurer and Chief
                                 Financial Officer. Before joining our company in July 1998, Mr. Dempsey served as Executive Vice President and Chief Financial Officer of Choice Hotels International, Inc. from January 1998 to July 1998. From April 1995 to December 1997, Mr. Dempsey served as Senior Vice President and Chief Financial Officer of Promus Hotel Corporation, from October 1993 to April 1995 as Senior Vice President of Finance and Administration of the Hotel Division of The Promus Companies Incorporated, and from December 1991 to October 1993 as Vice President, Finance of the Hampton Inn/Homewood Suites Hotel Division of The Promus Companies Incorporated. Mr. Dempsey served in various other senior financial and development officer positions within the Hotel Division of The Promus Companies Incorporated and its predecessor companies from 1983 to 1991. From 1969 to 1983, Mr. Dempsey held various corporate and division financial management and administrative positions with Holiday Inns, Inc. Mr. Dempsey is a member of the Board of Directors of John Q. Hammons Hotels, Inc. Mr. Dempsey was first appointed to our Board in December 1998.

COMMITTEES:  NONE

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JOSEPH W. MCLEARY, age 60        Mr. McLeary is a private investor.  From 1997
                                 to 1999, he served as Chairman of Executive
                                 Financial Services, Inc., a private financial consulting and benefits administration firm. From 1987 to 1997, he was Chairman and Chief Executive Officer of Midland Financial Group, Inc., a publicly owned automobile insurance company. From 1984 to 1987, he was president of McLeary & Co., a company organized to manage a privately held investment fund engaged in the acquisition of small businesses in the Memphis, Tennessee area. From 1969 to 1983, he was President and Chief Financial Officer and a Director of Cook International, Inc., a publicly owned agricultural commodities firm. Before 1969, he was employed by the Federal Reserve Bank of Atlanta. Mr. McLeary has been a director of our company since February 1994.


COMMITTEES:  AUDIT  (CHAIRMAN)

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                                       4

                             OUR BOARD OF DIRECTORS

Our charter divides our Board into three classes as nearly equal in number as possible, with each class serving a term of three years. One class of directors is elected by our shareholders at each annual meeting. Our Board has set at seven the number of directors constituting the current Board. At our annual meeting, shareholders will vote on two nominees for Class III directors and one nominee for Class II director to fill the remaining term of a Class II director who died in June 1999. The remaining members of our Board will continue as members of our Board until their respective terms expire, as indicated below, or until their successors are elected and qualified.

You will find below a brief biography of each incumbent director. See "Ownership of Our Common Stock--Security Ownership of Management" on page 9 for information on our directors' and officers' holdings of our common stock.


INCUMBENT DIRECTORS -- CLASS I
(TERMS EXPIRING 2001)

-------------------------------------------------------------------------------

PHILLIP H. MCNEILL, SR., age 61   Mr. McNeill is our company's Chairman of the
                                  Board of Directors and Chief Executive Officer and has been Chairman and President of McNeill
                                  Investment Company, Inc. since 1977. From 1963 to 1977, he served in various capacities, including President and Chief Executive
                                  Officer, with Schumacher Mortgage Company,
                                  Inc., a mortgage banking firm and subsidiary of Time, Inc. Mr. McNeill has served as President and Director of the Memphis Mortgage
                                  Bankers Association and the Tennessee State
                                  Mortgage Bankers Association. He has been a director of National Bank of Commerce since
                                  January 1997, a director of Interstate Hotels
                                  Corporation since June 1999, a member of the Board of Trustees of Rhodes College, and a board member of the Society of Entrepreneurs and the Memphis Museum System. He has been Chairman of the Board, Chief Executive Officer and Director of our company since its founding in 1993. Mr. McNeill is the father of Phillip
                                  H. McNeill, Jr., the Executive Vice President
                                  --Development of our company.

COMMITTEES:  NONE

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RAYMOND E. SCHULTZ, age 66        Mr. Schultz served as Chairman of the Board
                                  and Chief Executive Officer of Promus Hotel
                                  Corporation from August 1997 to December 1998 and of Promus Hotel Corporation and as Chairman of Promus Hotel Corporation's Executive Committee from December 1997 to December 1998. Mr. Schultz served as President, Chief Executive Officer and a director of Promus Hotel Corporation from April 1995 through December 1997. From 1993 to 1995 he served as President and Chief Executive Officer of the Hotel Division of The Promus Companies Incorporated. Mr. Schultz was the President and Chief Executive Officer of Hampton Inn/Homewood Suites Hotel Division from

                                  1991 to 1993. Mr. Schultz is a director of TBC Corporation and Choice Hotels International, Inc. Mr. Schultz was first appointed to our Board in December 1998.

`COMMITTEES: COMPENSATION (CHAIRMAN)

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HOWARD A. SILVER, age 45          Mr. Silver is President and Chief Operating
                                  Officer of our company and has been a
                                  certified public accountant since 1980. Mr.
                                  Silver joined our company in May 1994 and has served in various capacities, including as Executive Vice President of Finance, Secretary, Treasurer and Chief Financial Officer of our company until June 1998. From 1992 until joining our company, Mr. Silver served as Chief Financial Officer of Alabaster Originals, L.P., Memphis, Tennessee, a fashion jewelry wholesaler. From 1978 to 1985, Mr. Silver was a certified public accountant with the national accounting firm of Coopers & Lybrand L.L.P., and from 1987 to 1992 Mr. Silver was employed as a certified public accountant with the national accounting firm of Ernst & Young. Mr. Silver was first appointed to our Board in December 1998.
COMMITTEES: NONE

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INCUMBENT DIRECTOR -- CLASS II
(TERM EXPIRING 2002)

-------------------------------------------------------------------------------

WILLIAM W. DEUPREE, JR., age 57,  Mr. Deupree is a Managing Director of Morgan
                                  Keegan & Company, Inc. and its parent company Morgan Keegan, Inc., a New York Stock Exchange listed company, positions he has held since 1985. Mr. Deupree joined Morgan Keegan & Company, Inc. in 1972 and served as its President from 1985 to 1996. Mr. Deupree has been a director of our company since February 1994.
COMMITTEES:  COMPENSATION

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COMMITTEES AND MEETINGS OF OUR BOARD OF DIRECTORS

Board Meetings. We operate under the general management of our Board as required by our bylaws and the laws of Tennessee, our state of incorporation. Our charter requires that a majority of our directors must be independent directors. We consider a director to be independent if he or she is not an officer or employee of our company or an affiliate of any advisor to our company under an advisory agreement, any lessee of our property, any subsidiary of our company or any partnership which is an affiliate of our company. We presently have seven directors, including four independent directors, Messrs. Deupree, Hays, McLeary and Schultz. Our Board held five meetings during 1999, and all of our directors who were members of our Board at the time of those meetings attended those meetings.

Audit Committee. Our Board has established an audit committee. From January 1999 to November 15, 1999, this committee consisted of the independent directors, Messrs. Deupree, McLeary, Schultz and, before his



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

death in June 1999, Mr. Thomas. Mr. Hays replaced Mr. Thomas in September 1999. Since November 15, 1999, Messrs. McLeary and Hays have comprised the audit committee, with Mr. McLeary being its chairman. The audit committee

     - makes recommendations concerning the engagement of independent public accountants,

     - reviews with the independent public accountants the plans and results of the audit engagement,

     - approves professional services provided by the independent public accountants,

     -    reviews the independence of the independent public accountants,

     -    considers the range of audit and non-audit fees, and

     -    reviews the adequacy of our internal accounting controls.

The audit committee met once in 1999, and all of its members attended that meeting.

Compensation Committee. Our Board has also established a compensation committee. From January 1999 to November 15, 1999, this committee consisted of the independent directors, Messrs. Deupree, McLeary, Schultz and, before his death in June 1999, Mr. Thomas. Mr. Hays replaced Mr. Thomas in September 1999. Since November 15, 1999, Messrs. Deupree and Schultz have comprised this committee, with Mr. Schultz being its chairman. The compensation committee

     -    determines compensation for our executive officers,

     - establishes salaries of and awards of performance-based bonuses to our executive officers, and

     - determines awards of restricted stock and grants of stock options to officers and employees under our stock plans.

The compensation committee met once in 1999, and all of its members attended that meeting.

Other Committees. Our Board does not have a standing nominating committee; instead, our entire Board acts in this capacity. Our Board may, from time to time, form other committees as circumstances warrant. Those committees will have authority and responsibility as delegated to them by our Board.

COMPENSATION OF DIRECTORS

Each independent director receives $12,000 annually, payable $3,000 each quarter. In addition, each independent director receives $1,000 for each Board meeting personally attended, payable either in cash or, at each director's option, in shares of our common stock. We issued an aggregate of 9,235 shares of our common stock to the independent directors as payment for a portion of their compensation during 1999. Upon becoming a director, each non-employee director received 5,000 shares of our common stock, which are restricted as to transfer prior to vesting. The restricted shares vest at the rate of 1,000 shares per year. In August 1998, Messrs. Deupree and McLeary each received an additional 5,000 restricted shares, which vest at the rate of 1,000 shares per year of service from the date of grant. Each independent director is entitled to vote and receive dividends paid with respect to these restricted shares prior to vesting. Any independent director who ceases to be a director will forfeit any restricted shares not previously vested.

In addition, in April 1995, Messrs. Deupree and McLeary each received an option under the Directors' Plan to purchase up to 5,000 shares of our common stock, with these options becoming exercisable at the rate of 1,000 shares beginning on the date of the first meeting of our Board following each annual meeting of our shareholders. Also, in August 1998, Messrs. Deupree and McLeary each received an option under the Directors' Plan to purchase up to 5,000 shares of our common stock, with these options becoming exercisable at the rate of 1,000 shares per year beginning on the anniversary of the date of grant. Messrs. Schultz and Hays each received an option under the Directors' Plan to purchase up to 5,000 shares of our common stock, with these options becoming exercisable at the rate of 1,000 shares effective December 10 of each year commencing in 1998, for Mr. Schultz, and effective September 2 of each year commencing in 1999 for Mr. Hays. The exercise price for each of these options is the fair market value of our common stock on the effective date of grant. We reimburse directors for their out-of-pocket expenses incurred in connection with their service on our Board of Directors.

Directors are also permitted to defer receipt of all or a portion of their compensation under our Executive Deferred Compensation Plan. Deferred compensation is payable at the time or times specified by the independent director in a deferral election form. Amounts may be payable, for example, upon termination of service as an independent director or attaining a certain age. Deferred cash compensation is credited with earnings and losses using investment measures offered under our Executive Deferred Compensation Plan and selected by the independent director.

Deferred director fees otherwise payable in shares of our common stock will be credited with earnings equal to the dividends that would have been paid if the director had held, on the dividend distribution date, a number of shares with a fair market value on that date equal to the current value of the independent director's deferred stock compensation. Deferral elections for unvested restricted shares of our common stock are accomplished through a forfeiture of deferred shares in exchange for the right to receive that number of shares at the end of the deferral period. Earnings are calculated in the same way as they are calculated for deferred director fees otherwise payable in stock.

An independent director may not vote any shares of our common stock that have been deferred but will receive a payment equal to the dividends that would have been paid on that stock if it had not been deferred, unless an election is make to defer those earnings as well. We have set aside assets in trust that we may use to pay deferred compensation to independent directors at the end of the deferral period. No independent director has any claim on or right to those assets, however, and the assets are subject to the claims of our general creditors.

                         REPORTS OF BENEFICIAL OWNERSHIP

Under the federal securities laws, our directors, executive officers and any persons beneficially owning more than ten percent (10%) of a registered class of our equity securities are required to report their ownership and any changes in that ownership to the Securities and Exchange Commission and to the NYSE. These persons are also required by SEC rules and regulations to furnish us with copies of these reports. Precise due dates for these reports have been established, and we are required to report in this proxy statement any failure to timely file these reports by those due dates by our directors and executive officers during 1999.

Based solely upon our review of the reports and amendments to those reports furnished to us or written representations from our directors and executive officers that these reports were not required from those persons, we believe that all of these filing requirements were satisfied by our directors and executive officers during 1999, except for Mr. Schultz, who inadvertently failed to file a timely Form 4 report with respect to the grant of stock options for 5,000 shares of our common stock.

                          OWNERSHIP OF OUR COMMON STOCK

SECURITY OWNERSHIP OF MANAGEMENT

We summarize below the beneficial ownership of our common stock, as of February 18, 2000, by (1) each of our directors, (2) each of our executive officers and
(3) all of our directors and executive officers as a group.

To our knowledge, as of December 31, 1999, except for Phillip H. McNeill, Sr., no persons beneficially owned more than five percent of our common stock. A person generally "beneficially owns" shares if he or she, directly or indirectly, has or shares either the right to vote those shares or dispose of them. Unless otherwise indicated in the accompanying footnotes, all of the shares of our common stock listed below are owned directly, and the indicated person has sole voting and investment power.


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

                                  AMOUNT AND NATURE
NAME OF                             OF BENEFICIAL                        PERCENT
BENEFICIAL OWNER                      OWNERSHIP                          OF CLASS
----------------                      ---------                          --------
Phillip H. McNeill, Sr.(1)        1,938,993(2)(3)(4)                     5.2%(2)

William W. Deupree, Jr.              45,589(3)(5)                           *

Joseph W. McLeary                    28,546(3)(5)                           *

Raymond E. Schultz                   15,443(3)(6)                           *

Howard A. Silver                    199,943(3)(7)                           *

Donald H. Dempsey                   136,436(3)(8)                           *

Harry S. Hays                        96,497(3)(9)                           *

Phillip H. McNeill, Jr.              69,218(3)(10)                          *

J. Ronald Cooper                     40,397(3)(11)                          *

Richard Mitchell                     22,281(3)(12)                          *

Michael K. Goforth                    4,509(13)                             *

All directors and                 2,622,700(2)(3)(4)(5)                   7.0% (2)
executive officers as a             (6)(7)(8)(9)(10(11)(12)(13)
group (eleven persons)

-----------------------
*        Represents less than 1% of the outstanding shares of our common stock.

(1) Mr. McNeill's principal address is 7700 Wolf River Boulevard, Germantown, Tennessee 38138.

(2) Includes 833,698 shares issuable upon redemption of units of limited partnership interest in Equity Inns Partnership, L.P. held by Mr. McNeill or his affiliates. These units may be tendered for redemption the option of the holder at any time pursuant to redemption rights. The units are redeemable for cash, or, at our sole option, shares of our common stock on a one-for-one basis. The total number of shares outstanding used in calculating the percentage of class assumes that none of the units held by other persons are redeemed for shares of our common stock.

(3) Includes shares of restricted stock. Each recipient of shares of restricted stock is entitled to vote and receive dividends with respect to unvested shares of restricted stock prior to their vesting but cannot dispose of the restricted stock before its vesting. Any shares of restricted stock that have not vested at the time the recipient ceases to be an officer or director will be forfeited.

(4) Includes (a) 14,705 shares owned by Mr. McNeill's wife; (b) 7,029 shares owned by Mr. McNeill's adult children; (c) 554,906 shares issuable to Mr. McNeill, and 275,678 shares issuable to Mr. McNeill through his ownership interests in McNeill Investment Co., Inc., upon the redemption of units of limited partnership interest in Equity Inns Partnership, L.P.; and (d) 15,218 shares owned by McNeill Investment Company, Inc. Mr. McNeill owns approximately 99%, and his son, Phillip
         H. McNeill, Jr., owns less than 1%, of the capital stock of McNeill Investment Company, Inc. Also includes (a) 390,000 shares issuable upon the exercise of vested options granted under the 1994 Stock Incentive Plan; (b) 10,000 shares of restricted stock issued in December 1996 under the 1994 Stock Incentive Plan, which shares are subject to certain vesting requirements over a five-year period from their date of grant; (c) 42,000 shares of restricted stock issued in July 1998, with 14,000 shares of such restricted stock subject to certain vesting requirements on each of the first through third anniversaries of the date of grant; and (d) 9,000 shares and 38,400 shares of restricted stock issued in January 2000 and January 1999, respectively, under the 1994 Stock Incentive Plan, which shares are subject to certain vesting requirements over a three-year period from the date of grant. Mr. McNeill is our company's Chairman of the Board and Chief Executive Officer.

(5) Includes 5,000 shares issuable upon the exercise of vested options granted to each director under the Directors' Plan. Excludes 4,000 shares of our common stock subject to options granted to such independent director under the Directors' Plan, which options vest at the rate of 1,000 shares in each August 2000 through 2003. Excludes, with respect to Mr. McLeary, 555 shares and, with respect to Mr. Schultz, 4,555 shares of our common stock for which a deferral election was made under the Executive Deferred Compensation Plan, described above under "Compensation of Directors." Messrs. McLeary and Schultz may not vote the deferred shares but will receive payments equal to the dividends they would have received if they had not deferred the shares, unless an election is made to defer the dividend equivalent payments as well.

(6) Includes (a) an aggregate of 5,000 shares of restricted stock issued to Mr. Schultz in December 1998 which began vesting with Mr. Schultz at the rate of 1,000 shares per year beginning in December 1999 and (b) 2,000 shares issuable upon the exercise of vested options granted under the Directors' Plan in December 1998. Excludes 3,000 shares of our common stock subject to options granted under the Directors' Plan, which options vest at the rate of 1,000 shares in each December 2000 through 2002.

(7) Includes (a) 17,000, 32,000, 40,000 and 7,500 shares of restricted stock issued to Mr. Silver in January 2000, January 1999, July 1998 and December 1996, respectively, under the 1994 Stock Incentive Plan, all of which vest over a five-year period from their respective dates of grant; (b) 1,640 shares owned by Mr. Silver's wife; and (c) 45,000 shares issuable upon the exercise of vested options granted under the 1994 Stock Incentive Plan. Mr. Silver is our company's President and Chief Operating Officer.

(8) Includes (a) 15,000 and 25,600 shares of restricted stock issued to Mr. Dempsey in January 2000 and January 1999, respectively, under the 1994 Stock Incentive Plan, which shares vest over a five-year period from the date of grant; (b) 20,000 shares of restricted stock issued in July 1998 to Mr. Dempsey under the 1994 Stock Incentive Plan, 4,000 of which were immediately vested and 16,000 of which vest over a four-year period from the date of grant; and (c) 40,000 shares issuable upon the exercise of vested options granted under the 1994 Stock Incentive Plan. Excludes 60,000 shares of our common stock subject to options granted to Mr. Dempsey under the 1994 Stock Incentive Plan, which options vest in increments of 20,000 shares in each July of 1999 through 2002. Mr. Dempsey is our company's Executive Vice President, Secretary, Treasurer and Chief Financial Officer.

(9) Includes an aggregate of 5,000 shares of restricted stock issued to Mr. Hays in September 1999 which began vesting at the rate of 1,000 shares per year in September 1999. Excludes an aggregate of 5,000 shares subject to options granted under the Directors' Plan in September 1999, which options vest at the rate of 1,000 shares in each September 2000 through 2004.

(10) Includes (a) 6,701 shares issuable upon redemption of units of limited partnership interests in Equity Inns Partnership, L.P. held by Mr. McNeill, Jr.; (b) 1,557 shares issuable upon redemption of units held by PHM Family, L.L.C. in which Mr. McNeill, Jr. owns a 1/3 interest; and (c) 7,400, 12,800 and 15,000 shares of restricted stock issued in January 2000, January 1999 and July 1998, respectively, to Mr. McNeill, Jr., all of which vest over a five-year period from their respective dates of grant. Excludes 18,949 shares issuable on redemption of units in Equity Inns Partnership, L.P. and 15,218 shares held by McNeill Investment Co., Inc., in which Mr. McNeill, Jr. owns less than 1% of the capital stock. Mr. McNeill, Jr. is our company's Executive Vice President--Development and is the son of Phillip H. McNeill, Sr.

(11) Includes (a) 1,500 shares owned by Mr. Cooper's wife and (b) 3,600, 6,400 and 10,000 shares of restricted stock issued in January 2000, January 1999 and July 1998, respectively, to Mr. Cooper, all of which vest over a five-year period from their respective dates of grant. Excludes 3,070 shares owned by Mr. Cooper's adult children, as to which shares Mr. Cooper disclaims beneficial ownership. Mr. Cooper is our company's Vice President, Controller, Assistant Secretary and Assistant Treasurer.

(12) Includes 3,600, 6,400 and 10,000 shares of restricted stock issued in January 2000, January 1999 and July 1998, respectively, to Mr. Mitchell, all of which vest over a five-year period from their respective dates of grant. Mr. Mitchell is our company's Vice President--Asset Management.

(13) Includes 3,600 restricted shares issued to Mr. Goforth in January 2000 under our 1994 Stock Incentive Plan, which shares vest over a five-year period from the date of grant. Mr. Goforth is our company's Vice President--Construction and Capital Projects.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

BUSINESS RELATIONSHIPS BETWEEN OUR COMPANY AND OUR DIRECTORS

National Bank of Commerce. Our company and several of our subsidiaries have entered into an unsecured $10 million revolving credit agreement with National Bank of Commerce, Memphis, Tennessee (the "NBC Credit Line"). The NBC Credit Line bears interest at an annual rate equal to the prime rate (8.5% at December 31, 1999), and a commitment fee is payable equal to two-tenths of one percent per annum on the unused portion of the commitment, calculated and payable on a quarterly basis. National Bank of Commerce is also a participating lender in the syndication of our company's three-year, $219.5 million unsecured line of credit administered by Bank One, with National Bank of Commerce having a $17.5 million participation in the syndication of the unsecured line of credit. Phillip H. McNeill, Sr., our company's Chairman of the Board and Chief Executive Officer, is and has been a member of the board of directors of National Bank of Commerce since January 1997.

TRANSACTIONS WITH OUR MANAGEMENT

Our company and Equity Inns Partnership, L.P. have entered into several transactions with affiliates of Phillip H. McNeill, Sr. and several of our executive officers.

Office Space Lease. Effective December 17, 1998, Equity Inns Services, Inc., a wholly owned subsidiary of our company, entered into a commercial lease agreement with 64 LTD, LLC, a limited liability company that is 25% owned by Mr. McNeill, Sr., under which we lease our office space at 7700 Wolf River Boulevard, Germantown, Tennessee. This office space is leased for an initial 120-month term, for $13,238.40 per month.

Loans to Our Officers. During our fiscal years ended December 31, 1999 and 1998, our company loaned funds to several executive officers for the payment of income taxes incurred in connection with grants of performance shares and restricted shares of our common stock in each fiscal year. These loans were made under a promissory note and pledge agreement entered into between each of these executive officers and our company. The face amounts of these loans at December 31, 1999 and 1998, respectively, to our executive officers were as follows: Mr. McNeill, Sr. ($84,177 and $139,402); Howard A. Silver ($82,857 and $36,956); Donald H. Dempsey ($82,857, for 1999 only); Phillip H. McNeill, Jr. ($35,966 and $30,887); and J. Ronald Cooper ($22,054 and $21,831). Interest is
imputed at the rate of 5.7% per annum. Balances due under the promissory notes are due and payable on the earlier of January 2001 (provided, however, that we can extend the maturity date for an additional one-year period) or 30 days after the date of termination of the borrowing executive officer as an employee or officer of our company.

Transactions with the Interstate Lessee. Before November 15, 1996, Mr. McNeill was the sole shareholder of Trust Leasing, Inc., which was the lessee of all of the hotel properties owned at that date by Equity Inns Partnership. Effective November 15, 1996, Trust Leasing transferred and assigned its rights under each of our then-existing Percentage Leases with respect to Equity Inns Partnership's hotels to affiliates (collectively, the "Interstate Lessee") of Interstate Hotels Corporation ("Interstate"), and Equity Inns Partnership and the Interstate Lessee amended and restated the Percentage Leases in a consolidated lease amendment. This transfer was made in exchange for units of limited partnership interest in the Interstate Lessee. Effective December 1997, Trust Leasing and Trust Management were merged into McNeill Investment Company, Inc., which is wholly owned by Mr. McNeill. In June 1998, Interstate Hotel Company was merged with and into Patriot American Hospitality, Inc., and the Interstate Lessee became a subsidiary of Patriot American (now known as Wyndham International, Inc.). Effective June 30, 1999, Interstate was divested from Wyndham International. Further, since June 1999, Mr. McNeill, Sr. has served as a member of the Board of Directors of Interstate, the parent company of the Interstate Lessee, which leased 78 of our hotels at December 31, 1999. In 1999, the Interstate Lessee paid our company approximately $86.6 million in rent under the Percentage Leases for those hotels. Mr. McNeill currently owns 35,230 shares of Interstate's common stock.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

We summarize below the compensation paid or accrued for the last three fiscal years to those persons who (1) served as our chief executive officer and (2) were our four other most highly paid executive officers during 1999.


                          SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                       ANNUAL COMPENSATION                 COMPENSATION AWARDS
                                     ------------------------         -----------------------------
                                                                       RESTRICTED       SECURITIES     ALL OTHER
NAME AND                                                                  STOCK         UNDERLYING      COMPEN-
PRINCIPAL POSITION           YEAR    SALARY($)       BONUS($)          AWARDS($)      OPTIONS(1)(2)    SATION(3)
-------------------          ----    ---------       --------          ---------      -------------    ---------
Phillip H. McNeill, Sr.      1999     275,000         67,375(4)         374,400(7)        390,000        $15,641
 Chairman of the Board       1998     275,000        275,000(5)         567,000(8)(9)     390,000        $ 7,946
 and Chief Executive         1997     225,000        466,249(6)            ---            390,000           ---
 Officer

Howard A. Silver             1999     270,000         66,150(4)         312,000(7)         45,000        $33,558
 President and Chief         1998     234,231        270,000(5)         540,000(8)(9)      45,000        $25,529
 Operating Officer           1997     145,000        323,063(6)            ---             45,000        $14,500

Donald H. Dempsey            1999     270,000         66,150(4)         249,600(7)        100,000        $16,393
 Executive Vice              1998     119,423        270,000(5)         271,250(8)(10)    100,000        $27,000
 President, Secretary,       1997        ---            ---                ---              ---             ---
 Treasurer and
 Chief Financial Officer

Phillip H. McNeill, Jr.      1999     138,600         40,748(4)         124,800(7)          ---          $17,540
 Executive Vice              1998     132,000        108,876(5)         202,500(8)          ---          $14,961
 President--Development      1997     110,000         93,748(6)            ---              ---          $10,915

J. Ronald Cooper             1999     115,500         42,262(4)          62,400(7)          ---          $13,968
 Vice President,             1998     110,000         61,874(5)         135,000(8)          ---          $12,244
 Controller, Assistant       1997      88,577         62,500(6)            ---              ---          $ 8,858
 Secretary and Assistant
 Treasurer
---------------

(1) Messrs. McNeill's and Silver's stock options were awarded pursuant to the 1994 Stock Incentive Plan and vest at the rate of 20% per year over a five-year period commencing on July 6, 1995. The exercise price per share is $12.50.

(2) Mr. Dempsey's stock options were awarded pursuant to the 1994 Stock Incentive Plan and vest at the rate of 20,000 shares per year over a four-year period beginning July 20, 1998, with the first 20,000 shares immediately vesting on the date of grant. The exercise price per share is $13 9/16.

(3) The amounts listed under "All Other Compensation" include (a) imputed interest, calculated at the rate of 5.7% per annum, for loans entered into between our company and the named executive officers during the fiscal year listed for the payment of income taxes incurred in connection with grants of performance shares and restricted shares under a promissory note and pledge agreement between our company and each officer, and (b) matching contributions under our Executive Deferred Compensation Plan. The amount of imputed interest are as follows for December 31, 1999 and 1998, respectively: Mr. McNeill, Sr. ($12,468 and $7,946); Mr. Silver ($6,558 and $2,106); Mr. Dempsey ($4,451 for 1999 only); Mr. McNeill, Jr. ($3,693 and $1,761); and Mr. Cooper ($2,429 and $1,244). The balance of the amounts listed for each of the five named officers under "All Other Compensation" represent matching contributions accrued under our Executive Deferred Compensation Plan. Under the Executive Deferred Compensation Plan, participants may defer up to 25% of their base salary, bonus or both. We pay a matching contribution equal to the lesser of the amount deferred or 10% of base salary that is credited to each participant's account. Participants may also elect to defer unvested restricted shares of our common stock under our Executive Deferred Compensation Plan, although no matching contribution is made for these deferrals. To date, no executive officer has elected to defer any non-cash compensation.

(4) The 1999 bonuses were paid in discretionary performance shares of our common stock as follows: (a) Mr. McNeill, Sr., 9,000 shares which had an aggregate fair market value of $61,875 on January 24, 2000 (the date of valuation for all 1999 bonus performance shares); (b) in the case of both Messrs. Silver and Dempsey, 8,836 shares which had an aggregate fair market value of $60,750; (c) Mr. McNeill, Jr., 5,443 shares which had an aggregate fair market value of $37,422; and (d) Mr. Cooper, 5,645 shares of our common stock which had an aggregate fair market value of $38,813.

(5) The 1998 bonuses were paid in performance shares of our common stock as follows: (a) Mr. McNeill, Sr., 27,500 shares which had an aggregate fair market value of $275,000 on January 22, 1999 (the date of valuation for all 1998 bonus performance shares); (b) in the case of both Messrs. Silver and Dempsey, 27,000 shares which had an aggregate fair market value of $270,000; (c) Mr. McNeill, Jr., 10,887 shares which had an aggregate fair market value of $108,870; and (d) Mr. Cooper, 6,187 shares which had an aggregate fair market value of $61,870.

(6) A portion of the 1997 bonuses were paid in performance shares of our common stock as follows: (a) Mr. McNeill, Sr., 30,325 shares of our common stock which had an aggregate fair market value of $466,249 on January 23, 1998, the date of valuation; (b) Mr. Silver, 7,500 shares of our common stock which had an aggregate fair market value of $115,313 on January 23, 1998 (the balance of Mr. Silver's 1997 bonus, $207,750, was paid in cash);
      (c) Mr. McNeill, Jr., 6,097 shares of our common stock which had an aggregate fair market value of $93,748 on January 23, 1998; and (d) Mr. Cooper, 4,065 shares of our common stock which had an aggregate fair market value of $62,500 on January 23, 1998.

(7)   As of January 4, 1999, 38,400, 32,000, 25,600, 12,800 and 6,400 restricted shares of our common stock were awarded to Messrs. McNeill, Sr., Silver, Dempsey, McNeill, Jr., and Cooper, respectively, subject to vesting. With exception of Mr. McNeill, Sr.'s awards, which vest at the rate of one-third per year over three years from the date of grant, the restricted stock awards vest with respect to the shares at the rate of 20% per year on each of the first through fifth anniversaries of the date of grant. At the date of grant, the value of the restricted shares owned by the above-listed officers (based upon the closing market price of our common stock on January 4, 1999 of $9.75) was $374,400, $312,000, $249,600,
      $124,800 and $62,400, respectively. At December 31, 1999, an aggregate of 259,700 shares of restricted stock, with an aggregate value at such date (based upon the closing market price of our common stock at such date of $6.75) of $1,752,975, were held as follows: Mr. McNeill, Sr. (90,400 shares, valued at $610,200); Mr. Silver (79,500 shares, valued at $536,625); Mr. Dempsey (45,600 shares, valued at $307,800); Mr. McNeill, Jr. (27,800 shares, valued at $187,650); and Mr. Cooper (16,400 shares, valued at $110,700). Prior to vesting, the recipients have the right to vote and receive dividends with respect to all unvested shares of restricted stock.

(8)   As of July 22, 1998, 42,000, 40,000, 15,000 and 10,000 restricted shares of our common stock were awarded to Messrs. McNeill, Sr., Silver, McNeill, Jr. and Cooper, respectively, subject to vesting. With the exception of Mr. McNeill, Sr.'s awards, which vest at the rate of 1/3 per year over three years from the date of grant, the awards vest with respect to the shares at the rate of 20% per year on each of the first through fifth anniversaries of the date of grant. At the date of grant, the value of the restricted shares owned by the above-listed officers (based upon the closing market price of our common stock on July 22, 1998 of $13.50) was $567,000, $540,000, $202,500 and $135,000, respectively. Before vesting, the recipients have the right to vote and receive dividends with respect to all unvested shares of restricted stock.

(9) As of December 11, 1996, 10,000 and 7,500 restricted shares of our common stock were awarded to Messrs. McNeill and Silver, respectively, subject to vesting. At the date of grant, the value of the restricted shares (based on the closing market price of our common stock on December 11, 1996 of $12.25) was $122,500 and $91,875, respectively. The awards vest with respect to the shares at the rate of 20% per year on each of the first through fifth anniversaries of the date of grant. Before vesting, the recipients have the right to vote and receive dividends with respect to all unvested shares of restricted stock.

(10) As of July 20, 1998, 20,000 restricted shares of our common stock were awarded to Mr. Dempsey, subject to vesting. At the date of grant, the value of the restricted shares (based on the closing market price of our common stock on July 20, 1998 of $13.5625) was $271,250. The awards (a) vested immediately with respect to 4,000 of such shares and (b) for the balance of the shares, vest at the rate of 4,000 shares per year on each of the second through fourth anniversaries of the date of grant. Before vesting, the recipients have the right to vote and receive dividends with respect to all unvested shares of restricted stock.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

We provide below information regarding unexercised options at December 31, 1999. No options were either exercised or granted during our 1999 fiscal year, nor were any separate stock appreciation rights granted during our 1999 fiscal year.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                                        NUMBER OF SHARES
                                                                           UNDERLYING           VALUE OF
                                                                          UNEXERCISED          UNEXERCISED
                                                                           OPTIONS AT          IN-THE-MONEY
                                                                        FISCAL YEAR-END         OPTIONS AT
                                                                                              FISCAL YEAR-END
                                                                                              ---------------
                            SHARES ACQUIRED                               EXERCISABLE/        EXERCISABLE/UN-
       NAME                 ON EXERCISE (#)     VALUE REALIZED ($)       UNEXERCISABLE         EXERCISABLE(1)
       ----                 ---------------     ------------------       -------------         --------------
Phillip H. McNeill, Sr.           ---                     ---               390,000              $---/$---
Howard A. Silver                  ---                     ---                45,000              $---/$---
Donald H. Dempsey                 ---                     ---            40,000/60,000           $---/$---

---------------

(1) No stock options were in-the-money, which is the positive spread, if any, between the exercise price of the stock options and the fair market value of the underlying common stock at December 31, 1999, the end of our fiscal year. No stock options were exercised during our 1999 fiscal year. Except for the stock options granted to Mr. Dempsey, which were granted on July 20, 1998, all such stock options were granted on July 6, 1994.

EMPLOYMENT CONTRACTS

Our company and a wholly owned subsidiary have entered into change in control agreements with several of our officers, including Messrs. McNeill, Sr., Silver, Dempsey, McNeill, Jr., and Cooper, which provide benefits upon termination of employment following a change in control or a potential change in control, as defined in the agreements, of our company. An executive receives severance payments and other benefits if his employment terminates within 18 months of a change in control, or during the period beginning with a potential change in control and ending on the earlier of (1) a reversal of the events constituting the potential change in control or
(2) 18 months following the change in control to which the potential change in control relates. Benefits are paid only if

     -    the executive's employment is terminated by our company without cause,

     - the executive voluntarily resigns his employment because of a diminution in duties, responsibilities, functions or compensation, or

     - certain other changes occur in the conditions of the executive's employment.

The severance payments are based on (a) a multiple of the average of the rates of base salary in effect for the executive (1) immediately preceding termination, (2) twelve months preceding termination, and (3) twenty-four months preceding termination plus (b) the average of the bonuses paid or earned for the three fiscal years preceding the year in which employment terminates. If an executive has not been employed by us for three full fiscal years before the year of termination, the calculation described in the preceding sentence is appropriately adjusted. The multiple of average compensation used for Messrs. McNeill, Sr., Silver and Dempsey is three; for Mr. McNeill, Jr., two; and for Mr. Cooper, one and one-half.

The agreements also call for payment of

     -    unpaid base salary and prorated bonus for the year of termination,

     -    unpaid bonus for the immediately preceding fiscal year,

     -    forgiveness of loans made by our company to the executive,

     - accelerated vesting of awards under the 1994 Stock Incentive Plan and other non-tax-qualified benefits,

     - a payment equal to any portion of a benefit under a tax-qualified defined contribution plan forfeited as a result of the executive's termination,

     -    continued insurance benefits for eighteen months, and

     -    payment of any other benefits accrued through the termination date.

To the extent the executive incurs an excise tax under Section 4999 of the federal income tax laws as a result of a payment under the agreement or any other payment owed the executive by our company or any affiliate, our company will indemnify the executive for that liability, including additional excise, income and employment taxes attributable to the initial excise tax indemnification payment. The agreements place restrictions on each executive's ability to use or disclose confidential information, solicit employees to terminate their employment with our company, or interfere with our company's hotel development opportunities.

In addition to the change in control agreements, our company and a subsidiary entered into an employment agreement with Mr. Dempsey in July 1998. Under this agreement, Mr. Dempsey serves as Executive Vice President, Secretary, Treasurer and Chief Financial Officer for a term of two years, expiring in July 2000. The agreement provides for

     - an annual base compensation of $270,000 (subject to any increases in base compensation approved by the Compensation Committee),

     - a guaranteed annual bonus of at least $50,000 for the 1998 fiscal year,

     - 20,000 restricted shares of common stock, 8,000 of which have vested and 4,000 of which will vest on each of the second through fourth anniversaries of the date of grant,

     - stock options for an aggregate of 100,000 shares, 40,000 of which have vested and an additional 20,000 shares of which will vest on each of the second through fourth anniversaries of the date of grant,

     - stock options for up to 200,000 shares for attainment of maximum performance goals for our 1998 fiscal year, to be paid in early 1999 (payable in the alternative as up to 40,000 restricted shares), and

     - annual bonuses for all subsequent fiscal years as may be established by the Compensation Committee.

This agreement also provides for continued payments of Mr. Dempsey's base salary and bonuses during the term in the event of his death or disability or upon termination of his employment by our company without cause. Mr. Dempsey is eligible to participate in our Executive Deferred Compensation Plan, under which we pay a matching contribution in an amount equal to 10% of Mr. Dempsey's base salary, and our medical plans, and such other fringe benefits as we may establish from time to time.

                  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                    PARTICIPATION ON COMPENSATION DECISIONS

Mr. Deupree, an independent director and a member of the Compensation Committee of our board of directors, is a Managing Director of Morgan Keegan and was President of Morgan Keegan from 1985 to 1996. Morgan Keegan was a managing underwriter of our initial public offering and certain follow-on public equity offerings and received investment banking fees and other compensation in connection with those public offerings. Morgan Keegan has also received fees in connection with providing us financial advisory services.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is responsible for

     -    establishing and administering compensation policies,

     - establishing salaries of and awarding performance-based bonuses to our executive officers, and

     - determining awards of restricted stock and grants of stock options under our stock plans.

The Compensation Committee's policy is to devise and implement compensation for our officers and employees commensurate with their position and determined with reference to compensation paid to similarly situated employees and officers of companies which the Compensation Committee deems to be comparable to our company. No members of the Compensation Committee are employees or officers of our company or any of our subsidiaries.

COMPONENTS OF EXECUTIVE COMPENSATION

The Compensation Committee's executive compensation methodology consists of three components: (1) base salary, (2) annual incentive and (3) long-term incentive compensation. These components provide elements of fixed income and variable compensation that is linked to the achievement of individual and corporate goals and the enhancement of shareholder value.

Base Salary. Base salary represents the fixed component of our executive compensation system. Executives receive salaries that are within a range established by the Compensation Committee for their respective positions based on the comparative analysis described above. The determination of where each executive's salary falls within the salary range is based on a determination of the level of experience that the executive brings to the position and how successful the executive has been in achieving set goals. Adjustments to salaries are based on a similar evaluation and a comparison of adjustments made by competitors and any necessary inflationary adjustments.

Annual Incentives. Annual incentives exist in the form of bonuses, which are provided for each executive officer as a means of linking compensation to objective performance criteria that are within the control of the executive officer. At the beginning of each year the Compensation Committee establishes a target bonus for each executive and identifies performance measures for each executive to meet to receive the full bonus. The actual amount of incentive bonus received by each of our executive officers is determined by the Compensation Committee after the end of the applicable year and may be paid in cash or performance shares. To motivate executives to increase their ownership, we have agreed to fund bonuses, at the executive's option, with shares of our common stock.

Long-Term Incentives. The third component of executive compensation is targeted toward providing rewards for long-term performance. The Compensation Committee believes that long-term incentives are important to motivate and reward our executives and employees for maximizing stockholder value. Long-term incentives are provided primarily under the 1994 Stock Incentive Plan, which is administered by the Compensation Committee. The purpose of the 1994 Stock Incentive Plan is to assist our company and our affiliates in recruiting and retaining key employees, by enabling such persons to participate in the future success of our company and our affiliates and to associate their interests with those of our company and our shareholders.

BASE COMPENSATION AND BONUSES

The Compensation Committee approved the payment of annual base salaries to our executive officers, through our subsidiary Equity Inns Services, effective January 1, 1999. These base salaries were as follows:


             Executive Officer                            Annual Base Salary
             -----------------                            ------------------
             Phillip H. McNeill, Sr.                             $275,000
               Chairman of the Board and
               Chief Executive Officer

             Howard A. Silver                                    $270,000
               President and Chief
               Operating Officer

             Donald H. Dempsey                                   $270,000
               Executive Vice President,
               Secretary, Treasurer and
               Chief Financial Officer

             Phillip H. McNeill, Jr.                             $138,600
               Executive Vice President--
               Development

             J. Ronald Cooper                                    $115,500
               Vice President, Controller,
               Assistant Secretary and
               Assistant Treasurer


In addition to these 1999 annual base salaries, the Compensation Committee approved and implemented a bonus award procedure for 1999 to grant performance shares under our 1994 Stock Incentive Plan, subject to the meeting of certain performance goals, to our company's executive officers. We commissioned FPL Associates Consulting in 1998 to perform a comprehensive review of executive compensation. FPL Associates' study compared the base salaries and other elements of composition of our company's top executive officers against those of 11 other hotel REITs and, to a lesser extent, similarly sized non-hotel REITs and REITs operating on a net lease basis.

Based on the recommendations of this study, the Compensation Committee established that performance shares were to be earned for our 1999 fiscal year, if at all, based on:

     - the achievement of certain levels of percentage increase in our company's funds from operations per share ("FFO"); and

     -    a discretionary component for each individual officer's performance.

The National Association of Real Estate Investment Trusts, Inc. defines FFO as being net income, computed in accordance with generally accepted accounting principles, excluding gains or losses from debt restructurings and sales of property, plus depreciation of real property (including furniture and equipment) and after adjustments for unconsolidated partnerships, joint ventures and minority interests. Because 1999's FFO did not exceed FFO for 1998, no performance shares for FFO achievement were earned by the above-named executive officers as bonuses in our 1999 fiscal year. Total bonuses earned by our company's above-named executive officers for our 1999 fiscal year for achievement of individual performance goals under the Compensation Committee's discretionary component, including a total of 37,760 bonus shares and including cash awards, were $282,685.

In addition, restricted stock awards were made to our company's officers in January 1999, consisting of a total of 115,200 shares. These awards were recommended as part of the FPL Associates' executive compensation study as an ongoing long-term incentive mechanism based on overall corporate performance. Each recipient was provided with the choice of accepting his January 1999 award either as stock options or, in lieu of options, as restricted stock at the ratio of one share of restricted stock for every five shares subject to a stock option. All recipients chose to accept the award in shares of restricted stock.

The Compensation Committee will determine annually a similar bonus plan for our company's officers, with any future stock bonus awards to be issued to the executive officers through the 1994 Stock Incentive Plan. When the stated annual performance goals are met, the Compensation Committee's policy is to award performance shares in recognition of year-end bonuses under the 1994 Stock Incentive Plan, in addition to shares of restricted stock, as a way of maintaining a direct link between the achievement of annual corporate goals and our executive officers' individual performance.

Although none of our company's executive officers receives annual compensation in excess of $1 million, we continue to study the cap on tax deductibility of compensation in excess of that amount established under the Omnibus Budget Reconciliation Act of 1993. We have taken steps to allow for the grant of stock options and certain other stock incentive awards that qualify as performance-based compensation exempt from the cap.

1999 CEO COMPENSATION

In determining the appropriate compensation for Phillip H. McNeill, Sr., our company's CEO, the Compensation Committee is guided by our performance, competitive practices, and the Compensation Committee's policy, as discussed above, of determining compensation with reference to the compensation paid to similarly situated executives of comparable companies. Appropriate adjustments in the compensation of our chief executive officer are considered concurrently with similar adjustments made for our other executive officers.

In devising Mr. McNeill's total cash compensation package for our 1999 fiscal year, the Compensation Committee was guided by FPL Associates' executive compensation report. This 1998 report specifically compared Mr. McNeill's compensation as our company's CEO to that of the CEOs of 11 other hotel REITs and, to a lesser extent, to the compensation packages of similarly sized non-hotel REITs as well as REITs operating on a net lease basis. Based upon such considerations and whether certain targeted goals, particularly an annual increase in FFO per share, were achieved, in May 1999 the Compensation Committee adopted and approved $275,000 as the appropriate base salary to be paid to Mr. McNeill during the 1999 fiscal year. This level of base salary was identical to that approved for Mr. McNeill for our 1998 fiscal year.

The Compensation Committee intends to continue to apply the bonus award procedure discussed above under "Base Compensation and Bonuses" to Mr. McNeill and our other executive officers during our 2000 fiscal year.

This report has been submitted by the members of the Compensation Committee for our 1999 fiscal year.

William W. Deupree
Raymond E. Schultz
Joseph W. McLeary (to November 15, 1999)

                                PERFORMANCE GRAPH

We provide below a graph, which compares the change in our shareholder return on our common stock for the period December 31, 1994, which was the end of the first calendar year during which our common stock was publicly traded, through December 31, 1999, with the changes in the Standard & Poor's 500 Stock Index, the Russell 2000 Index and the SNL Securities Hotel REIT Index for the same period. The SNL Securities Hotel REIT Index is comprised of 15 publicly traded REITs that focus on investments in hotel properties. The common stock of 9 of these companies became publicly traded after our initial public offering in March 1994.

Applicable SEC rules require the inclusion of a broad equity market index, such as the S&P 500, in our performance graphs. In prior years, we used the S&P 500. The S&P 500 contains no REITS and we believe it is more suitable for measuring the performance of larger capitalization U.S. companies. As a result, we have elected to change our broad equity market index to the Russell 2000 index. The Russell 2000 contains a broader base of 2,000 companies, with a mean market value of $428.0 million, and the Russell 2000 includes REITs. Our management believes that the Russell 2000 reflects a broader U.S. market, including the REIT market sector (which is excluded from the S&P 500), than does the S&P 500.

The graph assumes a base index value of 100 for our common stock and each index for comparative purposes. Total return equals appreciation in stock price plus dividends paid, and assumes that all dividends are reinvested.

                        (TOTAL RETURN PERFORMANCE GRAPH)


                                                Period Ending
                        -----------------------------------------------------------
Index                   12/31/94   12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
-----------------------------------------------------------------------------------
Equity Inns, Inc.        100.00     114.15    141.02    173.25    124.90    101.25
S&P 500                  100.00     137.58    169.03    225.44    289.79    350.78
Russell 2000             100.00     128.45    149.64    183.10    178.44    216.37
SNL Hotel REITs          100.00     131.64    201.14    263.71    130.39    101.27


Source:  SNL Securities, L.C.


We cannot assure you that our share performance will continue into the future with the same or similar trends depicted in the graph above. We will not make or endorse any predictions as to its future share performance.

The performance comparisons noted in the graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this graph by reference, and shall not otherwise be deemed filed under such acts.

                SHAREHOLDER PROPOSALS FOR OUR 2001 ANNUAL MEETING

Our Board will provide for presentation of proposals by our shareholders at the annual meeting of shareholders for 2001, provided that these proposals are submitted by eligible shareholders who have complied with the relevant regulations of the SEC regarding shareholder proposals and our bylaws, a copy of which is available upon written request from our Secretary.

Shareholders intending to submit proposals for presentation at our annual meeting of shareholders must submit their proposals in writing and we must receive these proposals at our executive offices on or before December 3, 2000 for inclusion in our proxy statement and the form of proxy relating to our 2001 annual meeting. We will determine whether we will oppose inclusion of any proposal in our proxy statement and form of proxy on a case-by-case basis in accordance with our judgment, our bylaws and the relevant regulations of the SEC. We will not consider proposals received after December 3, 2000 for inclusion in our proxy materials for our 2001 annual meeting of shareholders.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

PricewaterhouseCoopers L.L.P. has served as independent public accountants and auditors for our company and our subsidiaries for the year ended December 31, 1999 and will continue to serve as our auditors for the year ending December 31, 2000, unless this is changed by action of our Board.

We expect that a PricewaterhouseCoopers L.L.P. representative will be present at our annual meeting to make a statement if so desired and is expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

Our Board currently does not intend to bring before our annual meeting any matter other than the election of directors as specified in the notice to shareholders, and our Board has no knowledge of any other matters to be brought before our annual meeting. If any other matters requiring a vote of our shareholders are properly brought before our annual meeting, the enclosed proxies will be voted on such matters in accordance with the judgment of the persons named as proxies in those proxies, or their substitutes, present and acting at the meeting.

We will provide to each beneficial owner of our common stock entitled to vote at our annual meeting, upon written request to Donald H. Dempsey, our Executive Vice President, Secretary, Treasurer and Chief Financial Officer, at 7700 Wolf River Boulevard, Germantown, Tennessee 38138, telephone (901) 754-7774, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including the financial statements and financial statement schedules filed by us with the SEC.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Donald H. Dempsey

DONALD H. DEMPSEY, SECRETARY

March 29, 2000

                                     PROXY

                               EQUITY INNS, INC.
             7700 WOLF RIVER BOULEVARD, GERMANTOWN, TENNESSEE 38138

                 ANNUAL MEETING OF SHAREHOLDERS -- MAY 11, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints Phillip H. McNeill, Sr. and Donald H. Dempsey, or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all Common Stock of the undersigned in Equity Inns, Inc. at the Annual Meeting of Shareholders to be held at the Homewood Suites Hotel, 7855 Wolf River Parkway, Germantown, Tennessee, on Thursday, May 11, 2000 at 10:00 a.m. Central Time, and at any adjournments thereof, as specified below. Please indicate your vote by checking the appropriate box next to each matter below.

ELECTION OF DIRECTORS

 [ ]CLASS II -- TERM EXPIRING 2002 --    [ ]  WITHHOLD AUTHORITY TO VOTE FOR THE
    NOMINEE
    FOR THE NOMINEE LISTED BELOW                              LISTED TO THE LEFT

                              Harry S. Hays

 [ ]CLASS III -- TERMS EXPIRING 2003 --                         [ ]  WITHHOLD
    AUTHORITY TO VOTE FOR BOTH
    FOR BOTH NOMINEES LISTED BELOW                           NOMINEES LISTED
    BELOW

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR EITHER INDIVIDUAL NOMINEE,
          STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST BELOW)

             Donald H. Dempsey                    Joseph W. McLeary

             [Please sign and date on reverse side of this proxy.]

    In their discretion, the proxies (and if the undersigned is a proxy, any substitute proxies) are authorized to vote upon such other business as may properly come before the meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NOMINEES FOR DIRECTORS.

                                                DATED:

                                               --------------------------------,
                                                2000

                                                PLEASE SIGN NAME EXACTLY AS IT
                                                APPEARS ON THE LEFT. WHEN SHARES
                                                ARE HELD BY JOINT TENANTS, BOTH
                                                SHOULD SIGN. WHEN SIGNING AS
                                                ATTORNEY, AS EXECUTOR,
                                                ADMINISTRATOR, TRUSTEE OR
                                                GUARDIAN, PLEASE GIVE FULL TITLE
                                                AS SUCH. IF A CORPORATION,
                                                PLEASE SIGN IN FULL CORPORATE
                                                NAME BY PRESIDENT OR OTHER
                                                AUTHORIZED OFFICER. IF A
                                                PARTNERSHIP PLEASE SIGN IN
                                                PARTNERSHIP NAME BY AUTHORIZED
                                                PERSON.

                                                --------------------------------
                                                SIGNATURE

                                                --------------------------------
                                                TITLE

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.